                                                      REGISTRATION NO. 333-83198

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 8, 2005


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.
             (Exact Name of Registrant as Specified in its Charter)
            MARYLAND                                   32-0135202
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
Incorporation or Organization)
                             100 SOUTH SECOND AVENUE
                             ALPENA, MICHIGAN 49707
                    (Address of Principal Executive Offices)


                                MARTIN A. THOMSON
                             100 SOUTH SECOND AVENUE
                             ALPENA, MICHIGAN 49707
                     (Name and Address of Agent for Service)

                                   ----------

              FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF ALPENA
                             1996 STOCK OPTION PLAN
                       1996 RECOGNITION AND RETENTION PLAN
                            (Full Title of the Plan)

                                   Copies to:


Mr. Martin A. Thomson                               Robert B. Pomerenk, ESQ.
President and Chief Executive Officer               Luse Gorman Pomerenk & Schick
First Federal of Northern Michigan Bancorp, Inc.    5335 Wisconsin Avenue, N.W., Suite 400
100 South Second Avenue                             Washington, D.C.  20015
Alpena, Michigan 49707                              (202) 274-2000
(989) 356-9041

                                     PART I

ITEMS 1 AND 2. PLAN INFORMATION AND REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

        This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-83198) amends the Registration Statement on Form S-8 filed on February 22, 2002, and is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), to reflect the completion of the reorganization pursuant to which First Federal of Northern Michigan Bancorp, Inc., a Maryland corporation (the "Registrant"), became the successor to Alpena Bancshares, Inc., a Federal corporation ("Alpena Bancshares"). The stockholders of Alpena Bancshares approved the reorganization at a special meeting of stockholders on March 23, 2005. By virtue of the reorganization and through a series of merger transactions, each share of issued and outstanding common stock of Alpena Bancshares (except for those shares held by Alpena Banchares, M.H.C., Alpena Bancshares's mutual holding company parent) was exchanged for 1.8477 shares of common stock of the Registrant.

        In accordance with paragraph (d) of Rule 414 under the Securities Act, the Registrant expressly adopts this registration statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended. The applicable registration fees were paid at the time of the original filing of the Registration Statement.

                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

       All documents filed by the Registrant pursuant to Sections 13(a) and (c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and be part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

       The following documents, which have heretofore been filed by the Registrant with the Securities and Exchange Commission ("SEC"), or assumed by the Registrant as the successor issuer to Alpena Bancshares, are incorporated by reference herein and shall be deemed to be a part hereof:

        a) Annual Report on Form 10-KSB filed with the SEC on March 31, 2005;

        b) Forms 10-QSB for the quarters ended March 31, 2005 and June 30, 2005; and

        c) The description of the Registrant's common stock contained in the Registrant's registration statement on Form 8-A filed with the SEC on March 22, 2005.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        None.

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ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Articles 12 and 13 of the Articles of Incorporation of First Federal of Northern Michigan Bancorp, Inc. (the "Corporation"), set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

        ARTICLE 12.  INDEMNIFICATION, ETC. OF DIRECTORS AND OFFICERS.

        A. INDEMNIFICATION. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

        B. PROCEDURE. If a claim under Section A of this Article 12 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this
Article 12 or otherwise shall be on the Corporation.

        C. NON-EXCLUSIVITY. The rights to indemnification and to the advancement of expenses conferred in this Article 12 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, these Articles, the Corporation's Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

        D. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

        E. MISCELLANEOUS. The Corporation shall not be liable for any payment under this Article 12 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder.

The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 12 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

        Any repeal or modification of this Article 12 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 12 is in force.

        ARTICLE 13. LIMITATION OF LIABILITY. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the Personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

        Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        The following exhibits are filed herewith or incorporated by reference from the Registrant's Registration Statement on Form SB-2 filed with the SEC on December 10, 2004, as amended into this Registration Statement (unless specified otherwise):

        4.1 Form of Common Stock Certificate (Incorporated by reference to the Registrant's Registration Statement on Form SB-2 filed with the SEC on December 10, 2004, as amended)

        5 Opinion of Luse Gorman Pomerenk & Schick, P.C. as to the legality of the shares of common stock registered hereby.

        23.1 Consent of Luse Gorman Pomerenk & Schick, P.C. (Contained in the opinion included as Exhibit 5).

        23.2 Consent of Plante & Moran, PLLC (Incorporated by reference to the Registrant's Annual Report on Form 10-KSB filed with the SEC on March 31, 2005)

        24 Power of Attorney (Contained in the signature page to this Registration Statement).

        99.1 First Federal Savings and Loan Association of Alpena 1996 Stock Option Plan (Incorporated by reference to the Registrant's Registration Statement on Form SB-2 filed with the SEC on December 10, 2004, as amended)

        99.2 First Federal Savings and Loan Association of Alpena 1996 Recognition and Retention Plan (Incorporated by reference to the Registrant's Registration Statement on Form SB-2 filed with the SEC on December 10, 2004, as amended)

ITEM 9. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan; and

        4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpena, State of Michigan, on this 7th day of September, 2005.

                                              FIRST FEDERAL OF NORTHERN MICHIGAN
                                              BANCORP, INC.


Date: September 7, 2005                  By:  /s/ Martin A. Thomson
                                              --------------------------
                                              Martin A. Thomson, President and
                                              Chief Executive Officer
                                              (Duly Authorized Representative)

                                POWER OF ATTORNEY

        We, the undersigned directors and officers of First Federal of Northern Michigan Bancorp, Inc. (the "Company") hereby severally constitute and appoint Martin A. Thomson, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Martin A. Thomson may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock to be issued pursuant to the First Federal Savings and Loan Association of Alpena 1996 Stock Option Plan and 1996 Recognition and Retention Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Martin A. Thomson shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

/s/ Martin A. Thomas            President, Chief Executive            September 7, 2005
----------------------------    Officer and Director (Principal
Martin A. Thomson               Executive Officer)



/s/ Amy E. Essex                Chief Financial Officer               September 7, 2005
----------------------------    (Principal Financial and
Amy E. Essex                    Accounting Officer)



                  *             Chairman of the Board                 September 7, 2005
----------------------------
James C. Rapin


                                Director                              September ___, 2005
----------------------------
Thomas R. Townsend


                  *             Director                              September 7, 2005
----------------------------
Gary C. VanMassenhove


                  *             Director                              September 7, 2005
----------------------------
Keith D. Wallace




* Martin A. Thomson, by signing his name hereto, does sign this document on behalf of the above-noted individuals, pursuant to power of attorney duly executed by such individuals which were filed as part of the signature page to this registration statement.

                                  EXHIBIT INDEX


Exhibit Number  Description
--------------  -----------

        4.1 Form of Common Stock Certificate (Incorporated by reference to the Registrant's Registration Statement on Form SB-2 filed with the SEC on December 10, 2004, as amended).

        5 Opinion of Luse Gorman Pomerenk & Schick, P.C. as to the legality of the shares of common stock registered hereby.

        23.1 Consent of Luse Gorman Pomerenk & Schick, P.C. (Contained in the opinion included as Exhibit 5).

        23.2 Consent of Plante & Moran, PLLC (Incorporated by reference to the Registrant's Annual Report on Form 10-KSB filed with the SEC on March 31, 2005)

        24 Power of Attorney (Contained in the signature page to this Registration Statement).

        99.1 First Federal Savings and Loan Association of Alpena 1996 Stock Option Plan (Incorporated by reference to the Registrant's Registration Statement on Form SB-2 filed with the SEC on December 10, 2004, as amended)

        99.2 First Federal Savings and Loan Association of Alpena 1996 Recognition and Retention Plan (Incorporated by reference to the Registrant's Registration Statement on Form SB-2 filed with the SEC on December 10, 2004, as amended)